U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 13, 2003

Commission File Number   000-08507

BROADBAND WIRELESS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	75-1441442
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2304 North Interstate Drive, Norman, OK 73072

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 702-562-4177

ITEM 1. Change in Control.

BroadBand Wireless International Corporation (the "Company") previously reported in its 10KSB filing of March 31, 2003 with the Commission its Contractual agreement with Enhancement Holdings, LLC and Stanley Holdings Business Trust.  The detailed terms of the Agreement are included in those filings, which are herewith incorporated by reference.

On March 3, 2003 the Company announced the completion of the agreement with Enhancement Holdings, LLC and Stanley Holdings Business Trust.

Under the Agreement, Enhancement Holdings, LLC and Stanley Holdings Business Trust for the receipt of accredited assets to be used for credit enhancement received 3 board seats on the existing board and a 40% equity position.

The New members of the board of directors are: --

Name:

Paul R. Harris

Title:

Chairman of Enhancement Holdings

Board position:

(Managing Director)

Name:

Ben Stanley

Title:

Chairman of Stanley Holdings Business Trust

Board position:

(Managing Director)

Name:

John Walsh

Title:

Senior Executive of Enhancement Holdings

Board position:

(Managing Director)

They join the already existing board of Dr. Ron Tripp (Managing Director), William Higgins Esq. (Managing Director), Keith McAllister (Managing Director), and Michael Williams (Managing Director).

Pursuant to Rule 14f-1 new members of the Board of Directors will assume their responsibilities a minimum of ten days after notification has been sent to shareholders of record and a copy of said notification filed with the Commission in approximately ten days.

 ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
         -----------------------------------------------

 On August 13, 2003, the Company dismissed its independent accountants, Clyde Bailey, Certified Public Accountant of San Antonio. At the time of his dismissal Clyde Bailey, Certified Public Accountant had prepared three reports, the Company's March 31, Fiscal Year End Audited Financial Statements for 2000, 2001, and 2002. At no time during the engagement of Clyde Bailey, Certified Public Accountant as independent accountants for the Company were there any disagreements, whether or not resolved, on any matter of accounting principles or practices, financial statement or disclosure or auditing scope or procedure.

ITEM 7.  FINANCIAL STATEMENTS OR EXHIBITS.
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A.  Financial Statements.

      None.

B.  Exhibits.

Exhibit 16 - Letter from Clyde Bailey, Certified Public Accountant dated August 13, 2003.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed by the undersigned hereunto duly authorized.

Date:  August 28, 2003

BROADBAND WIRELESS INTERNATIONAL CORPORATION

 /s/ Ron Tripp

_____________________________
Ron Tripp,

Board member